EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149883, 333-196064, 333-218467, and 333-258131) of our reports dated March 31, 2023, relating to the consolidated financial statements of VirnetX Holding Corporation (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Farber Hass Hurley LLP

Chatsworth, California
March 31, 2023